Exhibit 1.01

ASE Technology Holding Co., Ltd.

Conflict Minerals Report

For the year ended December 31, 2025

Corporate Overview

ASE Technology Holding Co., Ltd. (“ASEH”, “we”, “our”, or “us”) is the leading provider of semiconductor manufacturing services in assembly and testing, and the provider of electronic manufacturing services. ASEH packages bare semiconductors into finished semiconductors with enhanced electrical and thermal characteristics; provides testing services, including front-end engineering testing, wafer probing and final testing services; engages in the designing, assembling, manufacturing and sale of electronic components and telecommunications equipment motherboards and substrate production.

We have manufacturing facilities located in Taiwan, China, Malaysia, Japan, Singapore, South Korea, the Philippines, and the United States of America that provide packaging, testing and materials design and production services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer.

We provide a broad range of electronic manufacturing services to a global customer base through USI Inc. and its subsidiaries (collectively “USI”) with facilities located in Taiwan, China, Mexico, Poland, Vietnam, Africa, Tunisia, and in European countries. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products.

Product Scope

ASEH provides solutions, including integrated design, manufacturing, packaging, testing, and electronic and substrate manufacturing. Raw materials used in aforementioned service or product provided by us are in the scope of this report. We determine gold, tin, tungsten or tantalum (“3TG” or “conflict minerals”) are “necessary to the functionality or production” of a product manufactured or contracted to be manufactured by ASEH.

(1)	For our packaging and materials design and production services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

(2)	For our electronic manufacturing services, typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging, materials design and production and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether 3TG have originated in the Democratic Republic of the Congo (“DRC”) or its adjoining countries (the “Covered Countries”), or are from recycled or scrap sources. Our RCOI included to:

(1)	Identify our suppliers who provided us with materials containing 3TG and then use the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) to facilitate transparency of the supply chain regarding 3TG sourced from the smelters and refiners. We identified 523 suppliers in the reporting period and used the CMRTs to identify the Smelters or Refiners (“SoRs”) of 3TG and their origin countries.

(i)	For our packaging and materials design and production services, a total of 176[1] suppliers provided us with materials containing 3TG.

(ii)	For our electronic manufacturing services, we selected 347 suppliers from a total of 4,049 suppliers who provided us with materials containing metals by the following assessment criteria: (1) the suppliers with purchase amounts greater than US$0.46 million in 2025, which in aggregate accounted for more than 85% of our total purchase amount.

(2)	Confirm with our suppliers that they are in compliance with our conflict minerals policy and their covenant to disclose the source information of the smelters and refiners under the representation letters.

Based on our RCOI results, we have reason to believe that the conflict minerals in our products may have originated in the Covered Countries and conflict-affected and high-risk areas (“CAHRA”) or may not come from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of the conflict minerals in our products.

Below are the results of our RCOI.

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1 Includes one of our supplier who did not provide a complete CMRT. We have no longer maintained an active business relationship with this supplier since April 2025.

Packaging and Materials Design and Production Services

Gold

During 2025, we purchased gold for our packaging and materials design and production services from a total of 85 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on the CMRTs we collected, we identified a total of 96 SoRs from which we indirectly purchased gold in 2025 for our packaging and materials design and production services. 842 of our gold suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced gold during 2025, representing 99% of our total gold expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 96 SoRs from which we indirectly purchased gold in 2025 for our packaging and materials design and production services are participants in at least one of (i) the Responsible Minerals Assurance Process (“RMAP”) operated by RMI, (ii) the Gold Industry—London Bullion Market Association (“LBMA”), or (iii) the Gold Industry— Responsible Jewellery Council (“RJC”).

Tin

During 2025, we purchased tin for our packaging and materials design and production services from a total of 90 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 59 SoRs from which we indirectly purchased tin in 2025 for our packaging and materials design and production services. All 90 of our tin suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tin during 2025, representing 100% of our total tin expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 59 SoRs from which we indirectly purchased tin in 2025 for our packaging and materials design and production services are participants in the RMAP operated by RMI.

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2 Includes one gold supplier who did not provide a complete CMRT. We have ceased all transactions with this supplier since April 2025.

Tungsten

During 2025, we purchased tungsten for our packaging and materials design and production services from a total of 20 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 31 SoRs from which we indirectly purchased tungsten for our packaging and materials design and production services in 2025. All 20 of our tungsten suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tungsten during 2025, representing 100% of our total tungsten expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 31 SoRs from which we indirectly purchased tungsten for our packaging and materials design and production services in 2025 are participants in the RMAP operated by RMI or participants in the Tungsten Industry—Conflict Minerals Council (“TI-CMC”).

Tantalum

During 2025, we purchased tantalum for our packaging and materials design and production services from 7 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 30 SoRs from which we indirectly purchased tantalum in 2025 for our packaging and materials design and production services. All 7 of our tantalum suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tantalum during 2025, representing 100% of our total tantalum expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 30 of the SoRs from which we indirectly purchased tantalum in 2025 for our packaging and materials design and production services are participants in the RMAP operated by RMI.

Electronic Manufacturing Services

During 2025, we selected 347 suppliers from a total of 4,049 suppliers for our electronic manufacturing services for the purpose of identifying SoRs. The 347 suppliers were selected based on the assessment criteria mentioned in the section entitled RCOI.

Gold

Among the 347 selected suppliers, we purchased gold for our electronic manufacturing services from 270 suppliers in 2025. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on the CMRTs we collected, we identified 97 SoRs from which we indirectly purchased gold for our electronic manufacturing services. All 270 gold suppliers responded to our request to identify the SoRs from which they sourced gold during 2025.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 97 SoRs from which we indirectly purchased gold for our electronic manufacturing services in 2025 are participants in at least one of (i) the RMAP operated by RMI, (ii) the LBMA, or (iii) the RJC.

Tin

Among the 347 selected suppliers, we purchased tin for our electronic manufacturing services from 298 suppliers in 2025. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified 63 SoRs from which we indirectly purchased tin for our electronic manufacturing services. All 298 tin suppliers responded to our request to identify the SoRs from which they sourced tin during 2025.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 63 SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2025 are participants in the RMAP operated by RMI.

Tungsten

Among the 347 selected suppliers, we purchased tungsten for our electronic manufacturing services from 153 suppliers in 2025. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 37 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services. All 153 tungsten suppliers responded to our request to identify the SoRs from which they sourced tungsten during 2025.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 37 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2025 are participants in either the RMAP operated by RMI or the TI-CMC program.

Tantalum

Among the 347 selected suppliers, we purchased tantalum for our electronic manufacturing services from 119 suppliers in 2025. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified 44 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services. All 119 tantalum suppliers responded to our request to identify the SoRs from which they sourced tantalum during 2025.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2025, all 44 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2025 are participants in the RMAP operated by RMI.

Part I. Due Diligence

Design of Due Diligence

ASEH designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”), including the related supplements on gold, tin, tantalum and tungsten.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) to address our commitment to exercise due diligence in accordance with the OECD Guidance.

Additionally, we distribute our conflict minerals policy to each of our suppliers of conflict minerals who must agree that the policy will be complied with and require each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

B. Structure internal management to support due diligence

Our conflict minerals management team is a comprehensive cross-functional team under the direction of ASEH’s Corporate Sustainability Committee which is chaired by our Principal Executive Officer.

The team is responsible for implementing the conflict minerals compliance mechanism, including planning, analysis, tracking, monitoring, and communication and reporting for the business wide initiative.

C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our conflict minerals management team. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Responsible Minerals Initiative (“RMI”), which is developed by Conflict Minerals Reporting Template (“CMRT”). We store such data and maintain other related records for a minimum of five years in a comprehensive filing system.

Aligned with industry practice, we utilize a conflict minerals data tool to manage a large number of suppliers’ CMRTs, auto-validates smelter status with updated RMI smelter list and aggregates smelter reporting for our customers.

D. Strengthen company engagement with suppliers

ASEH’s subsidiaries communicate our conflict minerals policy and requirements to relevant suppliers through our website. In addition to the website, ASEH’s subsidiaries are building person-to-person links between employees and suppliers to improve the quality and consistency of supplier communications.

ASEH’s subsidiaries hold several supplier seminars/workshops at multiple manufacturing facilities to announce new requirements, and provide trainings to suppliers to enable them to better understand how to improve their conflict minerals monitoring mechanism, including smelter data quality.

We include conflict minerals terms in our subsidiaries’ Purchase Orders pursuant to which our suppliers agree (i) to use industry standard efforts to ensure 3TG materials covered by the purchase order and sourced from mines in the DRC or the Covered Countries do not directly or indirectly finance illegal militia in the above-mentioned area, (ii) to promptly notify us if any materials covered by the purchase order do contain conflict minerals that are not DRC Conflict Free and to provide a report on the mine and/or smelter of origin of the conflict minerals and the related chain of custody and (iii) to only supply us with materials that contain DRC Conflict Free minerals sourced from certified DRC Conflict Free smelter and refinery programs.

E. Establish grievance mechanism

ASEH encourages suppliers and employees to have open and honest dialog on issues of mutual interest.

We provide the separate email addresses for our three subgroups (ASE_CM@aseglobal.com, petition@spil.com.tw, and conflict_minerals@usiglobal.com) for general surveys, inquiries and grievances regarding our conflict minerals program. Our conflict mineral mechanism can also be found on our website at https://www.aseglobal.com/csr/responsible-procurement/conflict-minerals-compliance

OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)  Identify all our suppliers who provide direct materials and components which may contain conflict minerals being necessary to the functionality or production of our products.

(b)  Conduct an annual suppliers’ survey through the CMRTs to identify the SoRs and the origin countries of conflict minerals.

(c)  Review each received CMRT based on our internal standard procedure to check the quality such as the suppliers’ conflict minerals policies, suppliers’ data collection from next tier suppliers, and SoRs identification and disclosure.

(d)  For our electronic manufacturing services, due to the complexity of the supply chain, we:

•   assess the value of the annual purchase volume of all conflict minerals.

•   prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.

B. Assess risks of adverse impacts

(a)  Assess data gathered on the CMRTs to identify potential inconsistencies or “red flags.”

(b)  Define annual supplier risk criteria.

(c)  Carry out on-site or document audit for suppliers determined as at-risk suppliers according to the risk criteria.

(d)  Follow up as appropriate to resolve items of concern.

OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held and status are reported to our Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and Chief Administrator Officer (“CAO”) who are also our Corporate Sustainability Committee members and senior management in order for them to be aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan

Our risk management plan includes tracking SoRs information to check if they may be from DRC, the Covered Countries, or CAHRA, or not from scrap or recycled sources.

We compare supplier smelter data to RMI RCOI data to identify actual smelter origins.

Additionally, ASEH’s subsidiaries developed their own conflict minerals audit checklists to implement an on-site or document audit process. ASEH’s subsidiaries are required to validate suppliers’ mechanisms related to important aspects of conflict minerals management.

Finally, we continue to work with non-compliant suppliers to obtain RMAP certification, or other independence third party audit program. Suppliers unwilling or incapable of achieving such certification are considered to be replaced by compliant suppliers.

C. Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management

We use CMRTs and the up-to-date RMAP compliant smelter lists to monitor and track our suppliers and their SoRs information. For the compliance year 2025, our packaging and materials design and production services received CMRTs from 99%[3] of our conflict minerals suppliers surveyed and electronic manufacturing services received CMRTs from 100% of our conflict minerals suppliers surveyed.

We request our suppliers to provide an updated response of their CMRTs if there is any change. We maintain a regular communication channel with our senior management as abovementioned.

D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

As a member of both the RBA and RMI since 2015, we leverage Reasonable Country of Origin Inquiry (RCOI) data to gain insight into mineral sourcing practices. This data is linked to smelters and refiners (SoRs) that are validated through the Responsible Minerals Assurance Process (RMAP), providing visibility into countries of mineral origin. These insights enhance our due diligence practices and enable us to proactively manage and validate the sourcing information of our suppliers’ SoRs.

OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For the compliance year 2025, ASEH has undertaken an Independent Private Sector Audit (“IPSA”) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

As a member of RMI, we leverage the due diligence conducted on smelters by the RMAP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
We report annually on our supply chain due diligence activities including the conflict minerals program in our annual sustainability report and we file a Form SD and Conflict Minerals Report (“CMR”) for the compliance year 2025 with the Securities and Exchange Commission of the United States on or before the May 31, 2026 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance. This information is publicly available on our website at
https://www.aseglobal.com/csr/responsible-procurement/conflict-minerals-compliance

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3 Excludes one supplier with no transactions since April 2025.

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Our RCOI results did not provide us a sufficient level of confidence to enable us to report that all our products are conflict-free. Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, we therefore conducted additional due diligence on the source and chain of custody of the necessary conflict minerals in our products in order to obtain reasonable and reliable evidence that the gold, tin, tungsten or tantalum used by us in 2025 either (i) did not directly or indirectly benefit violent organizations in the Democratic Republic of the Congo or adjacent regions or CAHRA or (ii) came from recycled or scrap sources.

Based on our RCOI analysis and due diligence measures described in this report, we made the following product determinations.

Packaging and Materials Design and Production Services:

Based on the CMRTs we received, all identified SoRs used in our packaging and materials design and production services products were certified by RMI or were in the process of receiving RMI certificates in 2025. We reasonably believe that such SoRs are DRC Conflict-Free.

Electronic Manufacturing Services:

Given the large number of suppliers for our electronic manufacturing services, we developed a sampling program to select material suppliers for the purpose of identifying SoRs. We believe that our due diligence performed based on the sampling program is sufficient and appropriate to provide a reasonable basis for our determination. Based on the CMRTs we received, all identified SoRs used in our electronic manufacturing services products were certified by RMI or were in the process of receiving RMI certificates in 2025. Therefore, we reasonably believe that such SoRs are DRC Conflict-Free.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Facilities used to Process Conflict Minerals

A list of smelters and refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Part III – Continuous Improvements

▪	Management Mechanism

▪	Be aware of regulatory changes (e.g., RMI and OECD guidance), and adjust our policy in a timely manner if necessary.

▪	Improve our conflict minerals validation process when accepting new suppliers.

▪	Work with our new and current suppliers to confirm that they understand and comply with ASEH’s conflict minerals policy and requirements.

▪	Establish our conflict minerals data collection system with advanced management and analytical functionalities in the near future.

▪	Strengthen education and trainings for our manufacturing facilities and relevant employees.

▪	Due Diligence

▪	Work with our suppliers to improve the suppliers’ data accuracy and completeness and ensure that the smelters and refiners they source conflict minerals from in our supply chain are actively participating or progressing toward RMAP listing or other independence third party audit programs.

▪	In addition to gold, tin, tantalum and tungsten, we have started to gradually add cobalt, mica and more minerals from CAHRAs to the scope of investigation to check if they comply with the RMI’s standards.

▪	Assess suppliers’ due diligence processes through on-site audits so as to assist suppliers to build up and improve their internal management systems.

▪	Communication

▪	Annually hold supplier seminars to assist suppliers with their conflict minerals programs.

▪	Actively participate in the RMI and other key industry association and stakeholders’ responsible sourcing initiatives.

Part IV – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. The independent accountant’s report is set forth in Annex B.

Annex A –ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”4 originating from the Democratic Republic of the Congo (the “DRC”) are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Technology Holding Co., Ltd. and its subsidiaries (collectively, “ASE Technology Holding “) is dedicated to the elimination of these conflict minerals in our supply chain and to using only responsibly sourced “conflict-free minerals”5. We expect our suppliers to source conflict-free minerals from smelters or refineries that have been certified by an independent third party audit program to fulfill our objective. It is also our objective to support the continued use of conflict-free minerals from the DRC and its adjacent regions such that responsible mining6 is not diminished. We exercise due diligence with our suppliers on the origin and supply chain of minerals in accordance with the “OECD Due Diligence for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” to establish conflict minerals management mechanism.

To protect the human rights, health and environment for workers in the material production areas, we commit to widening the scope of investigation and information disclosure; in addition to gold, tin, tantalum and tungsten, more minerals (such as cobalt and mica) will be included gradually from conflict-affected and high-risk areas (“CAHRAs”) in accordance with the Responsible Minerals Initiative (“RMI”) standards. ASE Technology Holding requires suppliers must support this policy by the following guidelines and widen their scope of investigations and disclosures to continuously strengthen our responsible sourcing programs.

(a)	Being diligent in their assessment and validation of their supply chains to ensure ASE Technology Holding’s objectives of a transparent supply chain and conflict-free purchases are inputs to the services and products we produce.

(b)	Be in compliance at all times with all regional and international regulations for conflict minerals.

(c)	Be in compliance at all times with industry standards for the sourcing and reporting of conflict minerals.

(d)	Being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

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4 “Conflict minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

5 “Conflict-free minerals” are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

6 “Responsible mining” is taking the social and environmental responsibility for the mining procedure.

Annex B –Independent Accountants’ Report

Independent Accountants’ Report

To the Board of Directors and Shareholders of ASE Technology Holding Co., Ltd.:

We have examined:

▪	whether the design of ASE Technology Holding Co., Ltd. (the “Company”) due diligence framework as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2025 (the “Conflict Minerals Report”), is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

▪	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework is in conformity with the OECD Due Diligence Guidance and whether the description of the due diligence measures the Company performed is consistent with the due diligence process that the Company undertook, in all material respects. An examination involves performing procedures to obtain evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing and extent of the procedures selected depend on our professional judgment, including an assessment of the risks of material misstatement of the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

▪	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

▪	The completeness of the Company’s description of the due diligence measures performed;

▪	The suitability of the design or operating effectiveness of the Company’s due diligence process;

▪	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

▪	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

▪	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

▪	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2025, as set forth in the Company’s Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

▪	the Company’s description of the due diligence measures it performed for the reporting period from January 1 to December 31, 2025 as set forth in its Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 29, 2026

Annex C – Glossary

Term	Explanation
ASEH	ASE Technology Holding Co., Ltd.
CMRT	Conflict Minerals Reporting Template
DRC Conflict-Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions
LBMA	London Bullion Market Association
OECD	Organisation for Economic Co-operation and Development
RBA	Responsible Business Alliance
RCOI	Reasonable Country of Origin Inquiry
RJC	Responsible Jewellery Council
RMAP	Responsible Minerals Assurance Process
RMI	Responsible Minerals Initiative
SoRs	Smelters or Refiners
TI-CMC	Tungsten Industry—Conflict Minerals Council
CAHRA	Conflict-affected and high-risk areas

Annex D – Smelter List

Metal	Smelter or Refiner Name	Smelter Identification Number	Smelter Country
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Agosi AG	CID000035	GERMANY
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	Chimet S.p.A.	CID000233	ITALY

Gold	Dowa	CID000401	JAPAN
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	MKS PAMP SA	CID001352	SWITZERLAND
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Boliden Ronnskar	CID000157	SWEDEN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Chugai Mining	CID000264	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Japan Mint	CID000823	JAPAN

Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Italpreziosi	CID002765	ITALY
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Gold	Coimpa Industrial LTDA	CID004010	BRAZIL
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Bangalore Refinery	CID002863	INDIA
Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF

Gold	Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA
Gold	Impala Platinum - Rustenburg Smelter	CID004610	SOUTH AFRICA
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604	SOUTH AFRICA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014	PERU
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	INDIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	PowerX Ltd.	CID004054	RWANDA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	CHINA
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CID004431	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CID003973	CHINA
Tin	Thaisarco	CID001898	THAILAND
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	Minsur	CID001182	PERU
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Aurubis Beerse	CID002773	BELGIUM
Tin	China Tin Group Co., Ltd.	CID001070	CHINA

Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Dowa	CID000402	JAPAN
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	Super Ligas	CID002756	BRAZIL
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	CRM Synergies	CID003524	SPAIN
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA
Tin	PT Arsed Indonesia	CID005067	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL

Tin	Aurubis Berango	CID002774	SPAIN
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN
Tin	Woodcross Smelting Company Limited	CID004724	UGANDA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	DS Myanmar	CID003831	MYANMAR
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	CHINA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	P Kay Metal, Inc	CID005189	UNITED STATES OF AMERICA
Tin	Feinhutte Halsbrucke GmbH	CID000466	GERMANY
Tin	TRATHO Metal Quimica	CID003474	BRAZIL
Tin	PT Masbro Alam Stania	CID003380	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309[7]	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399[8]	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486[9]	BRAZIL
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA

_____________________

7 Tin Smelters PT Aries Kencana Sejahtera (CID000309) is not on the December 31, 2025 conformant smelter list due to the cessation of its operations in July 2025; however, it is still included in our smelter list to reflect its activity before July 2025.

8 Tin Smelters PT Artha Cipta Langgeng (CID001399) is not on the December 31, 2025 conformant smelter list due to the cessation of its operations in July 2025; however, it is still included in our smelter list to reflect its activity before July 2025.

9 Tin Smelters CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda (CID003486) is included in the active smelter list as of February 2026.

Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM
Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619	VIET NAM
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	PHILIPPINES
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012	TAIWAN, PROVINCE OF CHINA

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Albania	Georgia	Oman
Algeria	Germany	Panama
Andora	Ghana	Papua New Guinea
Angola	Greece	Peru
Anguilla	Grenada	Philippines
Antigua and Barbuda	Guatemala	Poland
Argentina	Guinea	Portugal
Australia	Guyana	Puerto Rico
Austria	Honduras	Romania
Azerbaijan	Hong Kong	Russia
Bahamas	Hungary	Rwanda
Bangladesh	Iceland	Saint Kitts and Nevis
Barbados	India	Saint Vincent and Grenadines
Belarus	Indonesia	Saudi Arabia
Belgium	Ireland	Senegal
Benin	Israel	Serbia
Bolivia	Italy	Sierra Leone
Bosnia and Herzegovina	Jamaica	Singapore
Botswana	Japan	Sint Maarten
Brazil	Jordan	Slomon Islands
Bulgaria	Kazakhstan	Slovakia
Burkina Faso	Kenya	Slovenia
Burundi	Kuwait	South Africa
Cambodia	Kyrgyzstan	South Korea
Cameroon	Lao People's Democratic Republic	Spain
Canada	Latvia	Sri Lanka
Cayman Islands	Lebanon	Sudan
Chile	Liberia	Suriname
China	Liechtenstein	Sweden
Chinese Taipei	Lithuania	Switzerland
Colombia	Luxembourg	Tajikistan
Congo, Democratic Republic of the	Macao	Tanzania
Costa Rica	Madagascar	Thailand
Côte d'Ivoire	Malaysia	Timore-Leste
Croatia	Mali	Togo
Curacao	Malta	Trinidad and Tobago
Cyprus	Mauritania	Tunisia
Czech Republic	Mexico	Turkey
Denmark	Moldova, Republic of	Uganda
Dominica	Monaco	Ukraine
Dominican Republic	Mongolia	United Arab Emirates
Ecuador	Morocco	United Kingdom
Egypt	Mozambique	United States of America
El Salvador	Myanmar	Uruguay
Estonia	Namibia	Uzbekistan
Eswatini	Netherlands	Venezuela
Ethiopia	New Zealand	Vietnam
Fiji	Nicaragua	Zambia
Finland	Niger	Zimbabwe
France	Nigeria
French Guiana	Norway